                                                                     Exhibit 8.3

                       [Hunton & Williams LLP Letterhead]

                                 March 15, 2006

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

         We have acted as your special tax counsel in connection with the registration statement (File No. 333-130536) filed with the Securities and
Exchange Commission (the "Commission") on December 20, 2005, as amended (the
"Registration Statement"), pursuant to the Securities Act of 1933, as amended
(the "Act"). The Registration Statement covers Mortgage Pass-Through
Certificates (the "Certificates") to be sold by Banc of America Funding
Corporation (the "Company") in one or more series (each, a "Series") of
Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") by and among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates, and one or more servicers or master servicers to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement has been filed as an exhibit to the
Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration
Statement.

         In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission and (ii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates.
The description of federal income tax consequences appearing under the headings
"Summary of Terms--Tax Status" and "Federal Income Tax Consequences" in the
Prospectus accurately describes the material federal income tax consequences to holders of a Series of Certificates, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated in connection with such opinions.

         This opinion is based on existing law and on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed

March 15, 2006

by us, or changes in the law subsequent to the date hereof. Because the
Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of
Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the
Registration Statement under the provisions of the Act.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams LLP